LURIA'S

                           BOARD OF DIRECTORS MEETING
                                JANUARY 26, 1995

                               CORPORATE OFFICER
                        BONUS PROGRAM - FISCAL YEAR 1996

The following is the corporate officers' bonus program for fiscal year 1996. The objective of the program is to incentivise key executives to perform beyond their current capabilities to achieve above anticipated corporate earnings results. This is a test plan for one year only.

1. ELIGIBILITY - All corporate officers, excluding the Chairman and President. Must be employed from March 15, 1995 through time of payout; April 30, 1996.

2. PERIOD COVERED - Fiscal year ending January, 1996.

3. PERFORMANCE CRITERIA

                        AUDITED EARNINGS
            LEVEL         PERFORMANCE            OFFICERS' BONUS(1)

              I            Plan + 15%                   10%

              II           Plan + 25%                   15%

              III          Plan + 50%                   25%

              IV           Plan + 100%                  50%

            (1) Based on actual salary earned during fiscal year 1996.

4. COST BENEFIT RELATIONSHIP OF PROGRAM

                             PRE-TAX EARNINGS(2)
            LEVEL          PLAN        INCREMENTAL   BONUS COSTS

              I        $3,323,000        $495,000      $120,000

              II       $3,323,000        $830,000      $180,000

              III      $3,323,000      $1,660,000      $300,000

              IV       $3,323,000      $3,320,000      $600,000

            (2) Based on operations of the Company excluding extraordinary or unusual charges or credits.

5. All officer bonus computations shall be computed before giving effect to the bonus earned by officers and the president, and after the computation of other management bonuses.

6. Separate bonus programs are in place for department and store management, and buyers and assistant buyers.